SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549

                                  FORM 8-K

                              CURRENT REPORT


                  Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934





Date of Report (Date of earliest event reported): July 17, 1996


                          The Stanley Works
               (Exact name of registrant as specified in charter)


  Connecticut               1-5224              06-058860
(State or other          (Commission         (IRS Employer
jurisdiction of          File Number)        Identification No.)
incorporation)



1000 Stanley Drive, New Britain, Connecticut            06053
(Address of principal executive offices)               (Zip Code)



Registrant's telephone number, including area code:(860) 225-5111




                         Not Applicable
   (Former name or former address, if changed since last report)










                            Page 1 of 11 pages
                    Exhibit Index is located on Page 4

     Item 5.   Other Events.


               1. On July 17, 1996, the Registrant issued a press release.

               Attached as Exhibit (20)(i) is a copy of the Registrant's press release. This Exhibit is incorporated herein by reference.


     Item 7.   Financial Statements, Pro Forma Financial
               Information and Exhibits.

          (c)  20(i)  Press release dated July 17, 1996
                      reporting on Stanley s second quarter
                      sales and earnings.


























                            Page 2 of 11 pages

                               SIGNATURE




Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized



                              THE STANLEY WORKS



Date: July 18, 1996      By:  Stephen S. Weddle
                         Name:     Stephen S. Weddle
                         Title:    Vice President, General
                                   Counsel and Secretary

































                            Page 3 of 11 pages

                               EXHIBIT INDEX

                        Current Report on Form 8-K
                           Dated July 17, 1996



          Exhibit No.                                Page

          (20)(i)                                      5











































                            Page 4 of 11 pages


FOR IMMEDIATE RELEASE



                                                             July 17, 1996





STANLEY REPORTS SECOND QUARTER GAINS IN CORE EARNINGS FROM
RESTRUCTURING

New Britain, Connecticut (NYSE:SWK) ... The Stanley Works today announced significant increases in core earnings on a modest sales increase. Richard H. Ayers, Chairman and Chief Executive Officer, commented, "The second quarter improvement in our core earnings continues to reflect benefits realized from the restructuring initiatives we have been implementing. The sales increase reflected strengthening in U.S. consumer channels partially offset by the effects of divestitures and weakness in other markets."

Net sales for the second quarter were $677 million, up 3% from
prior year sales of $656 million.   Net earnings were reported at
$33 million, or $.37 per share, and were reduced by $.12 per share related to the company's restructuring program. Gains from recent divestitures were offset by charges for the writedown of assets associated with the company's active marketing of non-strategic product segments and resulted in a net restructuring charge of $4 million (pre-tax), or $.06 per share.
The company also incurred $8 million (pre-tax), or $.06 per share, for consulting and transition costs related to its various restructuring activities. Excluding these restructuring charges and restructuring-related transition costs, net income would have been $43 million, or $.49 per share, a 37% increase over the prior year earnings of $31 million, or $.36 per share.

Mr. Ayers commented, "Initiatives announced last year as part of our "4x4" restructuring program are now being implemented. While we are incurring some short-term transition costs related to these programs, the planned reductions in our cost structure are beginning to be realized. Our progress to-date is very much on
target.   We are especially pleased with the success of our
cross-divisional procurement teams."

Gross margins reported for the second quarter were 33.1% of sales compared with 32.3% in the prior year quarter. The positive effects of our purchasing and other restructuring initiatives contributed to the improvement in margins. In addition, prior year margins had been adversely affected by manufacturing integration costs at our Mechanics Tools division. Operating expenses were 22.6% of sales and included $4 million of consulting and other restructuring- related transition costs.





                            Page 5 of 11 pages
Excluding these charges, operating expenses would have been 22.0%
of sales compared with 22.7% in the prior year.   The improvement
in operating expense ratios reflects aggressive cost containment efforts as well as the benefits accruing from restructuring.


Net sales in the Tools segment were virtually flat compared with last year and included a 2% reduction due to divestitures.
Consumer sales, down 4% from last year, reflected weak non-U.S. markets. Industrial sales were slightly higher than the prior year despite reduced volumes in our storage systems business. Engineered tool sales were strongly influenced by gains in U.S. fastening tools and fasteners. Operating profits for the Tools segment included $7 million of restructuring charges and restructuring-related transition costs. Operating profit margins, excluding these charges, would have been 13.3% of sales compared with 11.7% in the prior year.
The Hardware segment experienced strong growth in the second quarter due to the strengthening of U.S. consumer markets. Operating profits, excluding $1 million of restructuring-related transition costs, would have been $14 million, or 16.0% of sales, as compared with $8 million, or 9.4% of sales in the prior year. In addition to restructuring benefits, second quarter margins were enhanced by increased factory utilization on higher volume and the resolution of a legal matter.

Sales gains in the Specialty Hardware segment reflected significant growth in the U.S. home center channel for our door products. The recent strategic assessment of our door-related product lines has resulted in an increased focus on growing the entry door business. Operating profits, excluding restructuring-related transition costs, would have been $7 million, or 7.7% of sales, compared with 4.5% in the prior year and reflected lower manufacturing costs.

Consolidated operating profit margins, excluding restructuring charges and restructuring-related transition costs, were significantly improved to 12.9% from 10.5% in the prior year period.

Geographically, the largest sales gains were in the U.S. due to strengthening in retail channels. Europe and Other Areas, with the exception of Canada, continued to produce weak sales results. Operating profits, excluding restructuring charges and restructuring-related transition costs, would have been $71 million in the U.S., $10 million in Europe, and $6 million in Other Areas.

Mr. Ayers commented on the quarter, "Our second quarter operating results clearly benefited from our restructuring efforts and
stronger U.S. retail markets.   While market conditions are less




                            Page 6 of 11 pages

predictable, we believe that the structural changes resulting from our restructuring initiatives will have a sustainable impact on our future profitability. The strategic evaluation of all of our business units and product segments has left us sharply focused on achieving the full potential of our most important businesses. As a result, we have recently begun actions to divest the following product segments determined to be
non-strategic:   Garage-related products, office products, U.S.
manufactured paint applicators, mail order safety products and
drywall tape products.   We expect the sale of these product
segments to be completed by the end of the year."

Mr. Ayers commented further, "Our remaining businesses are pursuing plans and initiatives to position themselves competitively for future growth. As we prepare to implement these plans, additional restructuring charges will be reported. In addition, we have begun to direct our efforts toward achieving the growth goals established as part of the 4x4 program. With our strong balance sheet and our focus on reducing working capital and improving cash flow, we are well positioned financially to fund the acquisitions and other business ventures that will help realize these goals."


Contact:  Richard Huck
          Vice President, Finance
          and Chief Financial Officer
          Tel:  (203)-827-3803

The Stanley Works corporate press releases are available through PR Newswire's "Company News On-Call" service. BY FAX: Dial
1-800-758-5804, ext. 874363.  FOR INTERNET ACCESS:
 http://www.prnewswire.com.





















                            Page 7 of 11 pages


                            THE STANLEY WORKS AND SUBSIDIARIES
                           CONSOLIDATED STATEMENTS OF EARNINGS
               (Unaudited, Millions of Dollars Except Per Share Amounts)


                             Second Quarter                  Six Months
                            1996       1995              1996          1995
                        --------     --------         --------       --------
Net Sales             $   677.2    $   655.5      $   1,312.5    $   1,298.8

Costs and Expenses
  Cost of sales           453.0        443.6            882.3          881.2
  Selling, general and
     administrative       153.1        148.6            302.1          295.9
  Interest - net            5.4          8.1             11.9           15.6
  Other - net               4.4          4.4              7.9            9.0
  Restructuring             3.8           -               3.8             -
                        --------     --------         --------       --------
                          619.7        604.7          1,208.0        1,201.7
                        --------     --------         --------       --------
Earnings before
     income taxes          57.5         50.8            104.5           97.1

Income Taxes               24.9         19.3             42.3           36.9
                        --------     --------         --------       --------
Net Earnings          $    32.6    $    31.5      $      62.2    $      60.2
                        ========     ========         ========       ========
Net Earnings Per Share
     of  Common Stock $     0.37   $     0.36     $       0.70   $       0.68
                        ========     ========         ========       ========
Dividends per share   $     0.18   $    0.175     $       0.36   $       0.35
                        ========     ========         ========       ========
Average shares outstanding
     (in thousands)       88,825       88,732           88,830         88,775
                        ========     ========         ========       ========

















                                Page 8 of 11 pages

                            THE STANLEY WORKS AND SUBSIDIARIES
                               CONSOLIDATED BALANCE SHEETS
                            (Unaudited, Millions of Dollars)

                                                      June 29,        July 1,
                                                          1996           1995
                                                      --------       --------
ASSETS
   Cash and cash equivalents                      $       79.5   $       44.8
   Accounts receivable                                   454.2          436.6
   Inventories                                           344.4          415.6
   Other current assets                                   42.3           35.4
                                                      --------       --------
           Total current assets                          920.4          932.4

   Property, plant and equipment                         523.9          557.0
   Goodwill and other intangibles                        121.0          160.8
   Other assets                                          103.3           86.9
                                                      --------       --------
                                                  $    1,668.6   $    1,737.1
                                                      ========       ========

LIABILITIES AND SHAREHOLDERS' EQUITY
   Short-term borrowings                          $       47.2   $      137.9
   Accounts payable                                      119.6           98.5
   Accrued expenses                                      204.6          184.8
                                                      --------       --------
           Total current liabilities                     371.4          421.2

   Long-term debt                                        373.3          396.3
   Other long-term liabilities                           158.2          152.7
   Shareholders' equity                                  765.7          766.9
                                                      --------       --------
                                                  $    1,668.6   $    1,737.1
                                                      ========       ========

















                                Page 9 of 11 pages

                            THE STANLEY WORKS AND SUBSIDIARIES
                              BUSINESS SEGMENT INFORMATION
                            (Unaudited, Millions of Dollars)

                                            Second  Quarter
                        ----------------------------------------------------
                                        Unit   ACQ/       Curr-
                          1996  Price Volume   DVT         ency      1995
                        ----------------------------------------------------
INDUSTRY SEGMENTS
  NET SALES
    Tools
       Consumer       $   175.7    1%    (2)%  (1)%       (2)%   $     183.3
       Industrial         142.5    3%       -     -       (1)%         140.3
       Engineered         177.3     -      7%  (4)%          -         172.9
                        --------                                     --------
          Total Tools     495.5    1%      2%  (2)%       (1)%         496.5
    Hardware               87.9    1%      7%     -          -          81.7
    Specialty Hardware     93.8  (2)%     22%    1%          -          77.3
                        --------                                     --------
       Consolidated   $   677.2    1%      4%  (1)%       (1)%   $     655.5
                        ========                                     ========
  OPERATING PROFIT
    Tools             $    58.8                                  $      57.9
    Hardware               12.7                                          7.7
    Specialty Hardware      6.7                                          3.5
                        --------                                     --------
        Total              78.2                                         69.1
    Net corporate
        expenses          (13.7)                                        (9.0)
    Interest expense       (7.0)                                        (9.3)
                        --------                                     --------
    Earnings before
         income taxes $    57.5                                  $      50.8
                        ========                                     ========
GEOGRAPHIC AREAS
  NET SALES
     United States    $   493.2    1%      7%  (2)%          -   $     466.0
     Europe               101.0    1%       -    1%       (5)%         104.5
     Other Areas           83.0    1%    (2)%     -       (1)%          85.0
                        --------                                     --------
       Consolidated   $   677.2    1%      4%  (1)%       (1)%   $     655.5
                        ========                                     ========
  OPERATING PROFIT
    United States     $    63.4                                  $      50.5
    Europe                  9.3                                         11.7
    Other Areas             5.5                                          6.9
                        --------                                     --------
         Total        $    78.2                                  $      69.1
                        ========                                     ========

                               Page 10 of 11 pages


                            THE STANLEY WORKS AND SUBSIDIARIES
                              BUSINESS SEGMENT INFORMATION
                            (Unaudited, Millions of Dollars)

                                                 Year to Date
                        ----------------------------------------------------
                                        Unit   ACQ/       Curr-
                          1996  Price Volume   DVT         ency      1995
                        ----------------------------------------------------
INDUSTRY SEGMENTS
  NET SALES
    Tools
       Consumer       $   348.4    1%    (2)%     -       (1)%   $     356.8
       Industrial         282.9    3%    (3)%     -          -         284.1
       Engineered         341.3     -      5%  (4)%          -         339.4
                        --------                                     --------
          Total Tools     972.6    1%       -  (1)%       (1)%         980.3
    Hardware              171.1    2%      1%     -          -         166.4
    Specialty Hardware    168.8  (1)%     10%    2%          -         152.1
                        --------                                     --------
       Consolidated   $ 1,312.5    1%      2%  (1)%       (1)%   $   1,298.8
                        ========                                     ========
  OPERATING PROFIT
    Tools             $   110.7                                  $     110.9
    Hardware               22.3                                         16.2
    Specialty Hardware      9.0                                          6.1
                        --------                                     --------
        Total             142.0                                        133.2
    Net corporate
        expenses          (22.9)                                       (17.9)
    Interest expense      (14.6)                                       (18.2)
                        --------                                     --------
    Earnings before
         income taxes $   104.5                                  $      97.1
                        ========                                     ========
GEOGRAPHIC AREAS
  NET SALES
     United States    $   942.7    1%      3%  (2)%          -   $     920.6
     Europe               209.1    1%    (2)%    1%       (2)%         212.3
     Other Areas          160.7    1%    (3)%     -       (1)%         165.9
                        --------                                     --------
       Consolidated   $ 1,312.5    1%      2%  (1)%       (1)%   $   1,298.8
                        ========                                     ========
  OPERATING PROFIT
    United States     $   108.8                                  $      97.2
    Europe                 20.9                                         24.1
    Other Areas            12.3                                         11.9
                        --------                                     --------
         Total        $   142.0                                  $     133.2
                        ========                                     ========




                               Page 11 of 11 pages